Exhibit 99.1

Dexcom Reports Fourth Quarter and Fiscal Year 2022 Financial Results

SAN DIEGO, CA - (BUSINESS WIRE-February 9, 2023) - DexCom, Inc. (Nasdaq: DXCM) today reported its financial results as of and for the quarter and fiscal year ended December 31, 2022.

Fourth Quarter 2022 Financial Highlights:

•Revenue grew 17% versus the same quarter of the prior year to $815.2 million on a reported basis and 20% on an organic1 basis.
•U.S. revenue growth of 17% and international revenue growth of 15% on a reported basis. International revenue growth was 27% on an organic1 basis.
•GAAP operating income of $125.4 million or 15.4% of revenue, an increase of 1,530 basis points compared to the fourth quarter of 2021. Non-GAAP operating income* of $172.1 million or 21.1% of revenue, an increase of 1,940 basis points compared with the same quarter of the prior year.

Full Year 2022 Financial Highlights:

•Full year revenue grew 19% versus the prior year to $2.91 billion on a reported basis and 20% on an organic1 basis.
•U.S. revenue growth of 16% and international revenue growth of 28% on a reported basis. International revenue growth was 31% on an organic1 basis.
•GAAP operating income of $391.2 million or 13.4% of revenue, an increase of 250 basis points compared to 2021. Non-GAAP operating income* of $485.1 million or 16.7% of revenue, an increase of 510 basis points over the prior year.

Fourth Quarter 2022 Strategic Highlights:

•Received FDA clearance for the Dexcom G7 CGM system for people with diabetes ages two years and older. Dexcom G7 represents the most accurate2 and simple CGM system from the most covered3 CGM brand.
•In support of National Diabetes Awareness Month, partnered with Dexcom Warriors Patti LaBelle, Mark Andrews and Bambi Northwood-Blyth in an awareness campaign designed to advocate for greater access to diabetes care
•Advanced international portfolio strategy with the introduction of Dexcom ONE in Belgium, Croatia, Greece, Italy and Romania

“2022 proved to be another great year for Dexcom as we delivered record new customer starts, drove multiple new product launches and significantly expanded access to Dexcom CGM around the world,” said Kevin Sayer, Dexcom’s chairman, president and CEO. “As we move into 2023, we are very excited to officially bring G7 to the U.S. market and further advance our strategic initiatives to reach the millions of additional people that could benefit from Dexcom CGM.”

2023 Annual Guidance

The company is reiterating guidance for fiscal year 2023 revenue, Non-GAAP Gross Profit Margin, and Non-GAAP Operating Margin, and establishing guidance for Adjusted EBITDA Margin at the following levels:

•Revenue of approximately $3.35 - 3.49 billion (15-20% growth)
•Non-GAAP Gross Profit Margin of 62-63%
•Non-GAAP Operating Margin of approximately 16.5%
•Adjusted EBITDA Margin of approximately 26%

1 Excludes non-CGM revenue acquired in the trailing twelve months, as well as the impact of foreign exchange.
2 Dexcom, data on file, 2022.
3 Managed Markets Insights & Technology, LLC. MMIT Analytics, June 2022.

Fourth Quarter 2022 Financial Results

Revenue: In the fourth quarter of 2022, worldwide revenue grew 17% to $815.2 million, up from $698.2 million in the fourth quarter of 2021. Volume growth in conjunction with strong new customer additions continues to be the primary driver of revenue growth as awareness of real-time CGM increases.

Gross Profit: GAAP gross profit totaled $541.3 million or 66.4% of revenue for the fourth quarter of 2022, compared to $472.6 million or 67.7% of revenue in the fourth quarter of 2021.

Non-GAAP gross profit* totaled $543.7 million or 66.7% of revenue for the fourth quarter of 2022, compared to $472.6 million or 67.7% of revenue in the fourth quarter of 2021.

Operating Income: GAAP operating income for the fourth quarter of 2022 was $125.4 million, compared to GAAP operating income of $0.6 million for the fourth quarter of 2021.

Non-GAAP operating income* for the fourth quarter of 2022 was $172.1 million, compared to non-GAAP operating income of $11.9 million for the fourth quarter of 2021.

Net Income (Loss) and Net Income (Loss) per Share: GAAP net income was $91.8 million, or $0.22 per diluted share, for the fourth quarter of 2022, compared to GAAP net loss of $5.3 million, or $0.01 per diluted share, for the same quarter of 2021.

Non-GAAP net income* was $136.3 million, or $0.34 per diluted share, for the fourth quarter of 2022, compared to non-GAAP net loss of $2.4 million, or $0.01 per diluted share, for the same quarter of 2021. The fourth quarter 2022 non-GAAP amount excludes $24.1 million of business transition and related costs, $18.4 million of intellectual property litigation costs, $4.2 million of amortization of intangible assets, and $2.2 million of tax adjustments primarily related to excess tax benefits from stock compensation vesting.

Cash and Liquidity: As of December 31, 2022, Dexcom held $2.46 billion in cash, cash equivalents and marketable securities and our revolving credit facility remains undrawn. The cash balance represents significant financial and strategic flexibility as Dexcom continues to expand production capacity and explore new market opportunities.

* See Table E below for a reconciliation of these GAAP and non-GAAP financial measures.

Conference Call

Management will hold a conference call today starting at 4:30 p.m. (Eastern Time). The conference call will be concurrently webcast. The link to the webcast will be available on the Dexcom Investor Relations website at investors.dexcom.com by navigating to “Events and Presentations,” and will be archived for future reference. To listen to the conference call, please dial (888) 414-4585 (US/Canada) or (646) 960-0331 (International) and use the conference id “9430114” approximately five minutes prior to the start time.

Statement Regarding Use of Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section of the accompanying tables titled “About Non-GAAP Financial Measures” as well as the related Table E. We have not reconciled our total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin estimates for fiscal year 2023 because certain items that impact these figures are uncertain or out of our control and cannot be reasonably predicted. Accordingly, a reconciliation of total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin and Adjusted EBITDA Margin is not available without unreasonable effort.

About DexCom, Inc.

DexCom, Inc. empowers people to take control of diabetes through innovative continuous glucose monitoring (CGM) systems. Headquartered in San Diego, California, Dexcom has emerged as a leader of diabetes care technology. By listening to the needs of users, caregivers, and providers, Dexcom simplifies and improves diabetes management around the world. For more information about Dexcom CGM, visit www.dexcom.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Dexcom’s or its management’s intentions, beliefs, expectations and strategies for the future, including those related to Dexcom’s estimated total revenue, Non-GAAP Gross Profit Margin, Non-GAAP Operating Margin, and Adjusted EBITDA Margin for fiscal 2023, as well as expected growth rates as compared to the year ended December 31, 2022. All forward-looking statements included in this press release are made as of the date of this release, based on information currently available to Dexcom, deal with future events, are subject to various risks and uncertainties, and actual results could differ materially from those anticipated in those forward-looking statements. The risks and uncertainties that may cause actual results to differ materially from Dexcom’s current expectations are more fully described in Dexcom’s Annual Report on Form 10-K for the period ended December 31, 2022, as filed with the Securities and Exchange Commission (SEC) on February 9, 2023, and our most recent Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, as filed with the SEC on October 27, 2022. Except as required by law, Dexcom assumes no obligation to update any such forward-looking statement after the date of this report or to conform these forward-looking statements to actual results.

INVESTOR RELATIONS CONTACT:
Sean Christensen
Vice President - Finance and Investor Relations
investor-relations@dexcom.com
(858) 203-6657

MEDIA CONTACT:
James McIntosh
(619) 884-2118

DexCom, Inc.,
Table A
Consolidated Balance Sheets
(In millions, except par value data)

	December 31, 2022	December 31, 2021
Assets		(As Adjusted)*
Current assets:
Cash and cash equivalents	$642.3	$1,052.6
Short-term marketable securities	1,813.9	1,678.6
Accounts receivable, net	713.3	514.3
Inventory	306.7	357.3
Prepaid and other current assets	192.6	81.6
Total current assets	3,668.8	3,684.4
Property and equipment, net	1,055.6	801.8
Operating lease right-of-use assets	80.0	88.1
Goodwill	25.7	26.5
Intangibles, net	173.3	31.5
Deferred tax assets	341.2	290.5
Other assets	47.1	10.5
Total assets	$5,391.7	$4,933.3
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$901.8	$573.0
Accrued payroll and related expenses	134.3	125.2
Current portion of long-term senior convertible notes	772.6	—
Short-term operating lease liabilities	20.5	20.5
Deferred revenue	10.1	2.1
Total current liabilities	1,839.3	720.8
Long-term senior convertible notes	1,197.7	1,981.8
Long-term operating lease liabilities	94.6	98.6
Other long-term liabilities	128.3	90.0
Total liabilities	3,259.9	2,891.2
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value, 5.0 million shares authorized; no shares issued and outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value, 800.0 million shares authorized; 393.2 million and 386.3 million shares issued and outstanding, respectively, at December 31, 2022; and 391.4 million and 388.0 million shares issued and outstanding, respectively, at December 31, 2021	0.4	0.4
Additional paid-in capital	2,258.1	2,108.7
Accumulated other comprehensive income (loss)	(11.6)	0.5
Retained earnings	479.9	138.7
Treasury stock, at cost; 6.9 million shares at December 31, 2022 and 3.4 million shares at December 31, 2021	(595.0)	(206.2)
Total stockholders’ equity	2,131.8	2,042.1
Total liabilities and stockholders’ equity	$5,391.7	$4,933.3

* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis. All periods presented have also been adjusted to reflect the four-for-one stock split.

DexCom, Inc.
Table B
Consolidated Statements of Operations
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
		(As Adjusted)*		(As Adjusted)*
Revenue	$815.2	$698.2	$2,909.8	$2,448.5
Cost of sales	273.9	225.6	1,026.7	768.0
Gross profit	541.3	472.6	1,883.1	1,680.5
Operating expenses:
Research and development	116.3	149.8	484.2	517.1
Collaborative research and development fee	—	87.1	—	87.1
Amortization of intangible assets	1.8	1.4	7.5	3.7
Selling, general and administrative	297.8	233.7	1,000.2	806.8
Total operating expenses	415.9	472.0	1,491.9	1,414.7
Operating income	125.4	0.6	391.2	265.8
Interest expense	(4.7)	(4.7)	(18.6)	(18.8)
Loss on extinguishment of debt	—	(0.1)	—	(0.1)
Income from equity investments	—	11.6	0.2	11.6
Interest and other income (expense), net	12.5	(1.0)	18.0	(1.7)
Income before income taxes	133.2	6.4	390.8	256.8
Income tax expense	41.4	11.7	49.6	39.9
Net income (loss)	$91.8	$(5.3)	$341.2	$216.9

Basic net income (loss) per share	$0.24	$(0.01)	$0.88	$0.56
Shares used to compute basic net income (loss) per share	386.3	387.8	389.4	386.9
Diluted net income (loss) per share	$0.22	$(0.01)	$0.82	$0.53
Shares used to compute diluted net income (loss) per share	425.9	387.8	427.5	428.8

* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis. All periods presented have also been adjusted to reflect the four-for-one stock split.

DexCom, Inc.
Table C
Revenue by Geography
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
U.S. revenue	$606.4	$517.1	$2,142.0	$1,849.4
Year over year growth	17%	15%	16%	23%
% of total revenue	74%	74%	74%	76%

International revenue	$208.8	$181.1	$767.8	$599.1
Year over year growth	15%	54%	28%	44%
% of total revenue	26%	26%	26%	24%

Total revenue (1)	$815.2	$698.2	$2,909.8	$2,448.5
Year over year growth	17%	23%	19%	27%
(1) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table D
Revenue by Component
(Dollars in millions)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Sensor and other revenue (1) (2)	$714.8	$598.6	$2,522.3	$2,065.3
Year over year growth	19%	29%	22%	32%
% of total revenue	88%	86%	87%	84%

Hardware revenue (1) (3)	$100.4	$99.6	$387.5	$383.2
Year over year growth	1%	(4)%	1%	5%
% of total revenue	12%	14%	13%	16%

Total revenue (4)	$815.2	$698.2	$2,909.8	$2,448.5
Year over year growth	17%	23%	19%	27%
(1) Includes allocated subscription revenue.
(2) Includes services, freight, accessories, Non-CGM acquired revenue, etc.
(3) Includes transmitter and receiver revenue.
(4) The sum of the revenue components may not equal total revenue due to rounding.

DexCom, Inc.
Table E
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
		(As Adjusted)*		(As Adjusted)*
GAAP gross profit	$541.3	$472.6	$1,883.1	$1,680.5
Amortization of intangible assets (1)	2.4	—	2.4	—
Non-GAAP gross profit	$543.7	$472.6	$1,885.5	$1,680.5

GAAP operating income	$125.4	$0.6	$391.2	$265.8
Amortization of intangible assets (1)	4.2	1.4	9.9	3.7
Business transition and related costs (2)	24.1	—	39.5	—
Intellectual property litigation costs (3)	18.4	9.9	44.5	14.1
Non-GAAP operating income	$172.1	$11.9	$485.1	$283.6

GAAP net income (loss)	$91.8	$(5.3)	$341.2	$216.9
Business transition and related costs (2)	23.9	—	39.3	—
Depreciation and amortization	36.3	32.1	155.9	102.0
Intellectual property litigation costs (3)	18.4	9.9	44.5	14.1
Income from equity investments (4)	—	(11.6)	(0.2)	(11.6)
Share-based compensation	34.0	26.3	126.5	113.4
Interest expense and interest income	(8.7)	4.2	(5.2)	17.1
Income tax expense	41.4	11.7	49.6	39.9
Adjusted EBITDA	$237.1	$67.3	$751.6	$491.8

GAAP net income (loss)	$91.8	$(5.3)	$341.2	$216.9
Amortization of intangible assets (1)	4.2	1.4	9.9	3.7
Business transition and related costs (2)	24.1	—	39.5	—
Intellectual property litigation costs (3)	18.4	9.9	44.5	14.1
Income from equity investments (4)	—	(11.6)	(0.2)	(11.6)
Adjustments related to taxes (5)	(2.2)	3.2	(84.9)	(28.6)
Non-GAAP net income (loss)	$136.3	$(2.4)	$350.0	$194.5

GAAP net income (loss)	$91.8	$(5.3)	$341.2	$216.9
Interest expense on senior convertible notes, net of tax	2.8	—	11.0	11.4
GAAP net income (loss) used for diluted EPS, if-converted (6)	$94.6	$(5.3)	$352.2	$228.3

Non-GAAP net income (loss)	$136.3	$(2.4)	$350.0	$194.5
Interest expense on senior convertible notes, net of tax	1.2	—	4.8	—
Non-GAAP net income (loss) used for diluted EPS, if-converted (6)	$137.5	$(2.4)	$354.8	$194.5

DexCom, Inc.
Table E (Continued)
Itemized Reconciliation Between GAAP and Non-GAAP Financial Measures
(In millions, except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
		(As Adjusted)*		(As Adjusted)*
GAAP diluted net income (basic net loss) per share (6)	$0.22	$(0.01)	$0.82	$0.53
Amortization of intangible assets (1)	0.01	—	0.02	0.01
Business transition and related costs (2)	0.06	—	0.10	—
Intellectual property litigation costs (3)	0.05	0.03	0.11	0.04
Income from equity investments (4)	—	(0.03)	—	(0.03)
Adjustments related to taxes (5)	(0.01)	0.01	(0.21)	(0.07)
Impact of adjustment to GAAP diluted shares (7)	—	—	0.01	0.01
Non-GAAP diluted net income (basic net loss) per share (6) (8)	$0.34	$(0.01)	$0.87	$0.49

GAAP diluted weighted-average shares outstanding	425.9	387.8	427.5	428.8
Non-GAAP diluted weighted-average shares outstanding	407.0	387.8	408.6	400.4

Reconciliation of non-GAAP diluted weighted-average shares outstanding:
GAAP diluted weighted-average shares outstanding	425.9	387.8	427.5	428.8
Adjustment for dilutive impact of senior convertible notes due 2023 (9)	(18.9)	—	(18.9)	(20.4)
Adjustment for dilutive impact of senior convertible notes due 2025 (10)	—	—	—	(8.0)
Non-GAAP diluted weighted-average shares outstanding	407.0	387.8	408.6	400.4

* We adjusted our 2021 amounts to reflect the simplified convertible instruments accounting guidance (ASU 2020-06), which we adopted on a full retrospective basis. The adoption eliminates the non-cash interest expense related to the conversion features of the convertible notes beginning in the first quarter of 2020. Further, beginning in the second quarter of 2022, we began including non-cash collaborative research and development fees incurred in our non-GAAP metrics. We have updated prior periods to conform to this new presentation. All periods presented have also been adjusted to reflect the four-for-one stock split.
(1) Represents amortization of acquired intangible assets.
(2) For the three months ended December 31, 2022, business transition and related costs are primarily related to vacating a building in San Diego, resulting in a non-cash impairment charge of $23 million. For the twelve months ended December 31, 2022, business transition and related costs are primarily related to consulting fees and expenses as the result of transitioning to a flexible working environment, including an impairment charge and accelerated depreciation of tenant improvements.
(3) Represents costs related to a patent infringement lawsuit.
(4) Represents a gain from the sale of an equity investment.
(5) For the three months ended December 31, 2022, the tax adjustments were primarily related to the tax effect of non-GAAP adjustments. For the twelve months ended December 31, 2022, the tax adjustments were primarily related to excess tax benefits recognized from share-based compensation for employees and the Verily regulatory milestone payment. For the three and twelve months ended December 31, 2021, tax adjustments were primarily related to the excess tax benefits from share-based compensation for employees.
(6) When our senior convertible notes are dilutive on a GAAP or non-GAAP basis, net income used for calculating GAAP and non-GAAP diluted net income per share includes an interest expense add back, net of tax, under the if-converted method. In loss periods, basic and diluted net loss per share are the same since the effect of potential common shares is anti-dilutive and therefore excluded.

(7) The adjustment for the twelve months ended December 31, 2022 and December 31, 2021 is for the transition from GAAP diluted net income per share to non-GAAP diluted net income per share due to our 2023 and 2025 senior convertible notes.
(8) The sum of the non-GAAP per share components may not equal the totals due to rounding.
(9) Our 2023 senior convertible notes are dilutive on a GAAP basis for the three months ended December 31, 2022 and for the twelve months ended December 31, 2022 and 2021. Our 2023 senior convertible notes are anti-dilutive on a GAAP basis for the three months ended December 31, 2021. Our 2023 senior convertible notes are anti-dilutive on a non-GAAP basis for the three and twelve months ended December 31, 2022 and 2021. Our 2023 senior convertible notes are also hedged through an anti-dilutive bond hedge arrangement.
(10) Our 2025 senior convertible notes are dilutive on a GAAP basis and non-GAAP basis for the three and twelve months ended December 31, 2022. Our 2025 senior convertible notes are anti-dilutive on a GAAP basis and non-GAAP basis for the three months ended December 31, 2021. Our 2025 senior convertible notes are anti-dilutive on a GAAP basis and dilutive on a non-GAAP basis for the twelve months ended December 31, 2021.

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated February 9, 2023 contains non-GAAP financial measures. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share as well as adjusted EBITDA.

We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.

We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We believe that non-GAAP financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.

Management believes that presentation of operating results that excludes these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.

Table E reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).

We exclude the following items from non-GAAP financial measures for non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), and non-GAAP net income (loss) per share:

•Amortization of acquired intangible assets
•Business transition and related costs associated with acquisition, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third party merger and acquisition costs, and other costs directly associated with such activities
•COVID-19 costs associated with the COVID-19 outbreak related to taking the necessary precautions for essential personnel to operate safely both in person as well as remotely. Costs incurred include items like incremental payroll costs, consulting support, IT infrastructure and facilities related costs
•Income or loss from equity investments
•Intellectual property litigation costs
•Litigation settlement costs
•Loss on extinguishment of debt associated with our senior convertible notes
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from stock-based compensation, and the quarterly impact of other discrete items

Adjusted EBITDA excludes non-cash operating charges for share-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, loss on extinguishment of debt, income and loss from equity investments, and income tax expense or benefit. For the reasons explained above, adjusted EBITDA also excludes business transition and related costs, COVID-19 costs, litigation settlement costs, and intellectual property litigation costs.